Exhibit 10.2

WAIVER NO. 1 TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 6, 2011

WAIVER NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT among Beckman Coulter, Inc., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Agent have entered into an Amended and Restated Credit Agreement dated as of December 28, 2009 (such Credit Agreement, as so modified, the “Credit Agreement”). Capitalized terms not otherwise defined in this Waiver have the same meanings as specified in the Credit Agreement.

(2) The Borrower has announced that it has entered into the Agreement and Plan of Merger, dated February 6, 2011 with Danaher Corporation (“Danaher”) and Djanet Acquisition Corp. (the “Purchaser”), pursuant to which the Borrower shall be acquired by Danaher (the “Merger Agreement”), and has therefore requested that the Required Lenders agree to waive Section 6.01(h) of the Credit Agreement as hereinafter set forth.

SECTION 1. Waivers. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2:

(a) Section 6.01(h) of the Credit Agreement is hereby waived, solely for the period commencing on the date first above written through the earlier of (i) the consummation of the acquisition of all of the outstanding Voting Stock of the Borrower by Danaher (the “Merger Transaction”) and (ii) April 30, 2011 (the “Waiver Termination Date”), solely with respect to (x) the acquisition by Danaher, directly or indirectly, of less than 100% of the Voting Stock of the Borrower and (y) the election or designation by the Purchaser or Danaher of individuals who collectively would constitute a majority of the board of directors of the Borrower as directors of the Borrower. On the Waiver Termination Date, without any further action by the Agent and the Lenders, all of the terms and provisions set forth in the Credit Agreement with respect to Defaults thereunder that are waived under this clause (a) and not cured prior to the Waiver Termination Date shall have the same force and effect as if this Waiver had not been entered into by the parties hereto, and the Agent and the Lenders shall have all of the rights and remedies afforded to them under the Credit Agreement with respect to any such Defaults as though no waiver had been granted by them under this clause (a).

(b) Section 6.01(h)(iii) of the Credit Agreement is hereby permanently waived to the extent that such provision is violated or implicated solely as a result of the Borrower, Danaher and the Purchaser entering into the Merger Agreement.

SECTION 2. Conditions of Effectiveness. This Waiver shall become effective as of the date first above written when, and only when the Agent shall have received counterparts of this Waiver executed by the Borrower and the Required Lenders. This Waiver is subject to the provisions of Section 8.01 of the Credit Agreement.

SECTION 3. Representations and Warranties of the Borrower The Borrower represents and warrants that the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the date hereof (other than representations and warranties made as of a specified earlier date, which remain true and correct as of such earlier date) and, other than as specifically waived in this Waiver, no event has occurred and is continuing that constitutes a Default.

SECTION 4. Effect on the Credit Agreement and the Notes. (a) The Credit Agreement and the Notes, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Waiver and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver.

SECTION 7. Governing Law. This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BECKMAN COULTER, INC.,
as Borrower

By	/s/ Roger B. Plotkin
Name: Roger B. Plotkin
Title: VP Treasurer

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Administrative Agent and as Lender

By	/s/ Jill J. Hogan
Name: Jill J. Hogan
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By	/s/ Ling Li
Name: Ling Li
Title: Vice President

CITIBANK, N.A.

By	/s/ Alvaro De Velasco
Name: Alvaro De Velasco
Title: Vice President

UNION BANK, N.A.

By	/s/ James Heim
Name: James Heim
Title: Vice President

MORGAN STANLEY BANK, N.A.

By	/s/ Alice Lee
Name: Alice Lee
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON

By	/s/ Clifford A. Mull
Name: Clifford A. Mull
Title: First Vice President

THE BANK OF NOVA SCOTIA

By	/s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Director

STANDARD CHARTERED BANK

By	/s/ Andrew Y. Ng
Name: Andrew Y. Ng
Title: Director

GOLDMAN SACHS BANK USA

By	/s/ Lauren Day
Name: Lauren Day
Title: Authorized Signatory

WELLS FARGO BANK, N.A.

By	/s/ Scott Santa Cruz
Name: Scott Santa Cruz
Title: Director

THE NORTHERN TRUST COMPANY

By	/s/ Brando Rolek
Name: Brandon Rolek
Title: Vice President

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